Exhibit 99

                             Joint Filer Information


Names and Addresses:
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Ranzini Family Trust
959 Maiden Lane
Ann Arbor, Michigan  48105

Mildred Lange Ranzini Trust
959 Maiden Lane
Ann Arbor, Michigan  48105

Clare Family Trust
959 Maiden Lane
Ann Arbor, Michigan  48105

Designated Filer:  Stephen Lange Ranzini, Trustee

Issuer and Ticker Symbol:  U.S. Mutual Financial Corporation (USMT)
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Date of Event Requiring Statement:  March 24, 2004
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Signatures:


*By:     /s/ Stephen Lange Ranzini
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       Stephen Lange Ranzini, as Trustee for
       each of the Reporting Persons